UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 01, 2024

Tracon Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36818	34-2037594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 800
San Diego, California		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 550-0780

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 1, 2024, TRACON Pharmaceuticals, Inc. announced that its ENVASARC pivotal trial evaluating 82 patients dosed with 600 mg of envafolimab every three weeks in the sarcoma subtypes of undifferentiated pleomorphic sarcoma (UPS) and myxofibrosarcoma (MFS) failed to meet its primary endpoint.

Nine of 82 responses (11%) by blinded independent central review (BICR) were needed to satisfy the primary endpoint of the trial which is to statistically exceed the known 4% objective response rate (ORR) of Votrient® (pazopanib), the only U.S. Food and Drug Administration (FDA)-approved treatment for patients with refractory UPS or MFS. On July 1, 2024, TRACON announced that the ENVASARC Phase 2 pivotal trial only demonstrated 4 responses out of 82 evaluable patients by BICR, which is lower than the primary endpoint of the study of an 11% ORR needed to support a biologics license application.

Based on these data, TRACON determined to terminate further development of envafolimab.

In light of the response rate by BICR in ENVASARC, TRACON is focusing its resources to explore strategic alternatives, including, but not limited to, a merger, reverse merger, acquisition, other business combination, sales of assets, licensing or other strategic transactions involving TRACON. TRACON plans to leverage its CRO-independent Product Development Platform (PDP) in connection with any potential strategic transaction. There can be no assurance the exploration of strategic alternatives will result in any agreements or transactions, or, if completed, any agreements or transactions will be successful or on attractive terms. To the extent that we cannot complete a strategic transaction, there is no guarantee that the Company will continue as a going concern. TRACON does not expect to disclose developments with respect to this process until the evaluation of strategic alternatives has been completed or the Board of Directors has concluded disclosure is appropriate or legally required.

Forward-Looking Statements

This report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding: statements regarding the anticipated benefits of TRACON’s PDP platform, including advantages related to cost, timing and quality of conduct of clinical trials; TRACON’s ability to complete a strategic transaction; TRACON’s ability to continue as a going concern even if a strategic transaction is completed; TRACON’s ability to leverage its in-house PDP of CRO-independent clinical trial execution in connection with a strategic transaction; anticipated benefits of a merger, reverse merger, acquisition, other business combination, sales of assets, licensing or other strategic transactions of TRACON; TRACON’s ability to preserve cash during the strategic alternatives process; or other statements not of historical fact. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "could," "expect," "plan," "believe," "intend," "pursue," and other similar expressions among others. Any forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks relating to cost variability of clinical trials; whether TRACON will be able to complete or achieve the anticipated benefit from any potential strategic transactions, including any potential strategic transactions leveraging its PDP; whether TRACON will be able to obtain additional financing on favorable terms or at all; as well as the other risks identified in TRACON’s filings with the Securities and Exchange Commission. For a discussion of other risks and uncertainties, and other important factors, any of which could cause TRACON’s actual results to differ from those contained in the forward-looking statements, see the section entitled "Risk Factors" in TRACON’s most recent Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in TRACON’s subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and TRACON undertakes no obligation to update forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRACON Pharmaceuticals, Inc.

Date:	July 1, 2024	By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D. President and Chief Executive Officer